SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ING Clarion Global Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

From: *******
Sent: *******
To: *******
Subject: #SPECIMEN# ING CLARION FUNDS Special Meeting
Message from SPECIMEN
Please vote. Your vote is important and counts.
Read the instructions carefully.
Vote and view material here: http://www.Proxyvote.com/0012345678901
Important Notice Regarding the Availability of Proxy Materials
2011 ING CLARION FUNDS Special Meeting of Stockholders
MEETING DATE: June 15, 2011
For Holders as of: April 4, 2011
ACCOUNT NUMBER: ******
CONTROL NUMBER: ******
Vote and view material here: http://www.Proxyvote.com/0012345678901
Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut-off date. Please refer to the proxy materials, available via the link(s) below, to confirm if a cut-off date applies to this solicitation. In the event of a discrepancy between information contained in this e-mail and the proxy material, the proxy material will prevail.
Note: If your E-mail software supports it, you can simply click on the above link.
You elected to receive shareholder communications and submit voting instructions via the Internet. This e-mail notification contains information specific to your holding(s) in the security identified above. Please read the instructions carefully before proceeding.
The relevant supporting documentations can also be found using these links:
Proxy Statement
http://materials.proxyvote.com/Approved/MC3586/20110404/NPS_85769.PDF
If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.
Your InvestorDelivery Enrollment Number is: ******

To view the documents below, you may need the Adobe Acrobat Reader. To download the Adobe Acrobat Reader, click the URL address below:
http://www.adobe.com/products/acrobat/readstep2.html
There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Please do not send e-mails to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about ProxyVote.com. Include the original text and subject line of this message for identification purposes. AOL Users, please highlight the entire message before clicking reply.
CUSIP NUMBER: ******